UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 8, 2011
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle, Suite 109 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 8, 2011 Ameritrans Capital Corporation (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it does not satisfy the minimum market value of publicly held shares (“MVPHS”) requirement for continued listing under Nasdaq Marketplace Rule 5550(a)(5), based on the Company’s MVPHS during the period from September 26, 2011 through November 7, 2011.  Nasdaq Marketplace Rule 5550(a)(5) requires listed companies to maintain a minimum MVPHS of $1,000,000.

The Notice will not immediately result in the delisting of the Company’s common stock. Under Nasdaq rules, the Company has 180 calendar days (or until May 7, 2012) (the “Compliance Period”) to regain compliance with the MVPHS requirement.  If at any time during the Compliance Period, the Company’s MVPHS closes at $1,000,000 or more for a minimum of ten consecutive business days,  the Company will have regained compliance with the MVPHS requirement.  If the Company does not regain compliance during the Compliance Period, Nasdaq will notify the Company that its common stock is subject to delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: November 14, 2011	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President